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Archrock Declares Dividend and Provides Operational Update
for First Quarter 2016

•	First-quarter dividend of $0.095 per share, a 50 percent reduction from the prior quarter

•	Contract compression revenues of $176.2 million

•	Contract compression gross margin of 61 percent

HOUSTON, May 2, 2016 - Archrock, Inc. (NYSE:AROC) today announced that its Board of Directors has declared a dividend of $0.095 per share of common stock. The dividend to be paid in May 2016 is approximately 50 percent lower than the fourth-quarter 2015 dividend of $0.1875 per share. The dividend will be paid on May 18, 2016, to stockholders of record at the close of business on May 12, 2016.
“To address leverage concerns in this challenging market, Archrock Partners reduced its distribution by 50 percent for the first quarter ended March 31, 2016. As a result of the reduced distributions Archrock will receive from Archrock Partners, we are reducing the cash dividend at Archrock,” said Brad Childers, Archrock’s President and Chief Executive Officer. “We believe the steps we are taking at this time will strengthen both companies and increase the long-term value of our businesses.”
In conjunction with its distribution adjustment, Archrock Partners has entered into an amendment to its senior secured credit agreement, which among other things, increases Archrock Partners’ maximum Total Leverage Ratio, as defined in the credit agreement, to 5.95x through the fourth quarter of 2017.
As announced on April 26, 2016, Archrock's management and the Audit Committee of its Board of Directors are in the process of determining the impact to Archrock’s pre-Spin-off historical financial statements of Exterran Corporation’s identification of possible errors relating to the application of percentage-of-completion accounting principles to specific engineering, procurement and construction projects in the Middle East by its Belleli subsidiary during 2015. Based on the information provided by Exterran Corporation to date, Archrock does not believe the matters identified relate to Archrock’s ongoing operations. Exterran Corporation's results of operations have been reported as income from discontinued operations, net of tax, in Archrock’s consolidated statement of operations for all periods presented in Archrock's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Since the process of determining the impact to Archrock’s pre-Spin-off historical financial statements is ongoing, Archrock is providing the following as an operational update and not an earnings release at this time.
Archrock’s contract compression revenue was $176.2 million in the first quarter of 2016, compared to $189.0 million in the fourth quarter of 2015 and $202.3 million in the first quarter of 2015. Contract compression gross margin was $108.1 million, or 61 percent of revenue, in the first quarter of 2016 compared to $111.4 million, or 59 percent of revenue, in the fourth quarter of 2015 and $119.6 million, or 59 percent of revenue, in the first quarter of 2015.
Aftermarket services revenue was $37.1 million in the first quarter of 2016 compared to $52.4 million in the fourth quarter of 2015 and $50.6 million in the first quarter of 2015. Aftermarket services gross margin was $6.7 million, or

18 percent of revenue, in the first quarter of 2016, compared to $8.8 million, or 17 percent of revenue, in the fourth quarter of 2015 and $9.8 million, or 19 percent of revenue, in the first quarter of 2015.
Selling, general and administrative expenses were $34.7 million in the first quarter of 2016 compared to $35.4 million in the fourth quarter of 2016 and $32.6 million in the first quarter of 2015.
Total capital expenditures in the quarter were $51 million, including $11 million of maintenance capital and $37 million of growth capital.
“Archrock delivered improved gross margin percentages on a sequential basis in both contract operations and aftermarket services in a difficult first quarter as we experienced our largest loss in operating horsepower since the downturn began,” said Childers. “We are highly focused on reducing our operating and capital costs, enhancing our financial condition and positioning the company to take advantage of opportunities when the market environment improves.”
The cash distribution to be received by Archrock based on its limited partner and general partner interests in Archrock Partners, L.P. is $7.1 million for the first quarter of 2016, compared to $18.9 million for the fourth quarter of 2015 and $15.6 million for the first quarter of 2015.
Conference Call Details
Archrock, Inc. and Archrock Partners, L.P. will host a joint conference call on Tuesday, May 3, 2016, to discuss their first-quarter 2016 results. The call will begin at 11 a.m. Eastern Time.
To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 800-446-2782 in the United States and Canada, or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 42398716.
A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 42398716#.
Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to income (loss) from continuing operations, the nearest GAAP measure, appears below.
About Archrock
Archrock, Inc. (NYSE:AROC) is a pure-play U.S. natural gas contract compression services business and a leading supplier of aftermarket services to customers that own compression equipment in the United States. Archrock, Inc. holds interests in Archrock Partners, L.P. (NASDAQ:APLP), a master limited partnership and the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the United States. Archrock is headquartered in Houston, Texas, operating in the major oil and gas producing regions in the United States, with approximately 1,900 employees. For more information, visit www.archrock.com.
Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Archrock’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Archrock’s financial and operational strategies and ability to successfully effect those strategies; Archrock’s expectations regarding the potential impact on Archrock’s pre-Spin historical financial statements of the matters described in Archrock’s April 26, 2016 Form 8-K; Archrock’s expectations regarding future economic and market conditions; Archrock’s financial and operational outlook and ability to fulfill that outlook; demand for Archrock’s services; Archrock’s cost reduction plans; and statements about Archrock’s dividends and the anticipated impact of the dividend rate on its business and prospects.
While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: any direct or indirect impact of the matters described in Archrock’s April 26, 2016 Form 8-K on its operating results or financial condition, including the impact of a restatement of historical financial statements, if this is determined to be required; local, regional and national economic conditions and the impact they may have on Archrock and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of Archrock’s customers; any non-performance by customers of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Archrock Partners.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Archrock Annual Report on Form 10-K for the year ended December 31, 2015, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
SOURCE: Archrock, Inc.

ARCHROCK, INC.
SELECTED UNAUDITED CONSOLIDATED OPERATING RESULTS
(In thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015

Revenues:
Contract operations	$176,239	$188,954	$202,261
Aftermarket services	37,056	52,356	50,612
	213,295	241,310	252,873

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	68,179	77,574	82,679
Aftermarket services	30,362	43,587	40,777
Selling, general and administrative	34,651	35,373	32,568
Depreciation and amortization	53,927	56,488	57,013
Long-lived asset impairment	9,860	87,383	8,153
Restructuring and other charges	8,065	3,263	—
Goodwill impairment	—	3,738	—
Interest expense	20,300	24,751	26,791
Debt extinguishment costs	—	9,201	—
Other income, net	(1,989)	(1,202)	(550)
	223,355	340,156	247,431
Income (loss) before income taxes	(10,060)	(98,846)	5,442
Provision for (benefit from) income taxes	(3,334)	53,091	(740)
Income (loss) from continuing operations	(6,726)	(151,937)	6,182

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Revenues:
Contract operations	$176,239	$188,954	$202,261
Aftermarket services	37,056	52,356	50,612
	$213,295	$241,310	$252,873

Gross Margin (1):
Contract operations	$108,060	$111,380	$119,582
Aftermarket services	6,694	8,769	9,835
Total	$114,754	$120,149	$129,417

Selling, General and Administrative	$34,651	$35,373	$32,568
% of revenue	16%	15%	13%

Gross Margin Percentage:
Contract operations	61%	59%	59%
Aftermarket services	18%	17%	19%
Total	54%	50%	51%

Capital Expenditures	50,600	50,082	90,336

Total Available Horsepower (at period end) (2)	4,044	4,011	4,246
Total Operating Horsepower (at period end) (3)	3,325	3,493	3,689
Average Operating Horsepower	3,408	3,535	3,695
Horsepower Utilization (at period end)	82%	87%	87%

	March 31,	December 31,	March 31,
	2016	2015	2015
Long-term debt:
Debt - Parent level	$171,500	$166,500	$700,492
Debt - Archrock Partners, L.P.	1,428,710	1,410,382	1,329,393
Total consolidated debt (4)	$1,600,210	$1,576,882	$2,029,885

(1) Management believes gross margin provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliation, provides a more complete understanding of our performance than GAAP results alone.  Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period to period comparisons.

(2) Available horsepower is defined as idle and operating horsepower. New units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3) Operating horsepower is defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4) Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Reconciliation of GAAP to Non-GAAP Financial Information:
Income (loss) from continuing operations	$(6,726)	$(151,937)	$6,182
Depreciation and amortization	53,927	56,488	57,013
Long-lived asset impairment	9,860	87,383	8,153
Restructuring and other charges	8,065	3,263	—
Goodwill impairment	—	3,738	—
Interest expense	20,300	24,751	26,791
Debt extinguishment costs	—	9,201	—
Provision for (benefit from) income taxes	(3,334)	53,091	(740)
Selling, general and administrative	34,651	35,373	32,568
Other income, net	(1,989)	(1,202)	(550)
Gross Margin (1)	$114,754	$120,149	$129,417

(1) Management believes gross margin provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliation, provides a more complete understanding of our performance than GAAP results alone.  Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period to period comparisons.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,
	2016	2015
Archrock, Inc. Cash Available for Dividend
Declared LP distributions to Archrock, Inc.	$6,721	$13,501
Declared GP and IDR distributions to Archrock Inc.	350	5,445
Total distributions received	7,071	18,946
Deconsolidated items:
Contract operations gross margin (1)	14,496	13,466
Aftermarket services gross margin (1)	6,694	8,769
Selling, general and administrative	(10,972)	(12,406)
Non-cash selling, general and administrative	3,194	2,528
Maintenance and other capital expenditures (excludes split related)	(5,402)	(11,612)
Cash interest expense	(1,257)	(5,038)
Cash tax (payment) refund	(1)	10
Cash Available for Dividend (2)	$13,823	$14,663

Dividend declared for the period per share	$0.0950	$0.1875
Dividend declared for the period to all shareholders	$6,739	$12,869
Cash available for dividend coverage (3)	2.05x	1.14x

Reconciliation of Archrock, Inc. Net Loss from Continuing Operations to Cash Available for Dividend
Net loss from continuing operations	$(6,726)	$(151,937)
Less: Archrock Partners net income (loss), excluding goodwill impairment	520	(10,178)
Deconsolidated net loss from continuing operations	(7,246)	(141,759)
Declared LP distributions to Archrock, Inc.	6,721	13,501
Declared GP and IDR distributions to Archrock, Inc.	350	5,445
Goodwill impairment	—	3,738
Debt extinguishment costs	—	9,201
Deconsolidated items:
Restructuring charges	3,926	3,263
Depreciation and amortization	14,690	16,556
Provision for (benefit from) income taxes	(3,428)	52,758
Cash tax (payment) refund	(1)	10
Maintenance and other capital expenditures (excludes split related)	(5,402)	(11,612)
Long-lived asset impairment	3,545	60,869
Non-cash selling, general and administrative expense	3,194	2,528
Non-cash interest expense	301	1,094
Other income, net	(2,827)	(929)
Cash Available for Dividend (2)	$13,823	$14,663

Dividend declared for the period per share	$0.0950	$0.1875
Dividend declared for the period to all shareholders	$6,739	$12,869
Cash available for dividend coverage (3)	2.05x	1.14x

(1) Management believes gross margin provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliation, provide a more complete understanding of our performance than GAAP results alone.  Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period to period comparisons.

(2) Cash available for dividend, a non-GAAP measure, is defined as distributions received by us from Archrock Partners, L.P., plus our deconsolidated gross margin, less the following deconsolidated items: maintenance and other capital expenditures, cash selling, general and administrative expense, cash interest expense associated with our debt and cash taxes.

Management uses cash available for dividend, as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

(3) Defined as cash available for dividend for the period divided by dividend declared for the period to all shareholders.